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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


          We consent to the incorporation by reference in this registration statement of SystemSoft Corporation on Form S-8 of our reports dated February 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of SystemSoft Corporation as of January 31, 1996 and 1995, and for the years ended January 31, 1996, 1995, and 1994, which reports are included in the Annual Report on Form 10-K of SystemSoft Corporation for the year ended January 31, 1996.



                                      /s/ Coopers & Lybrand L.L.P.


                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 25, 1996